Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Nos. 333-160362, 333-156012, 333-143493, 333-117248 and 333-17773) on Form S-8 of Gray Television, Inc. of our report dated June 24, 2011 relating to our audit of the financial statements and supplemental schedule of the Gray Television, Inc. Capital Accumulation Plan, for the year ended December 31, 2010, which appears in this Form 11-K.
/s/ McGladrey & Pullen, LLP
Orlando, Florida
June 24, 2011